UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2021

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No. )	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	COST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On January 21, 2020, Costco Wholesale Corporation (the “Company”) held its Annual Meeting of Shareholders. There were 442,955,229 shares of common stock entitled to be voted; 358,019,124 shares were voted in person or by proxy. Shareholders voted on the following matters:

1.	The election of each of the seven directors nominated by the Board of Directors to hold office until the 2022 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2021; and

3.

The approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2020 as disclosed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on December 10, 2020;

All items were approved. The results of the votes are set forth below:

Election of Directors:

Nominees	For	Withheld	Broker Non-Votes
Susan L. Decker	280,039,108	12,988,727	64,991,289
Kenneth D. Denman	290,796,981	2,230,854	64,991,289
Richard A. Galanti	270,933,440	22,094,395	64,991,289
W. Craig Jelinek	288,767,038	4,260,797	64,991,289
Sally Jewell	289,573,871	3,453,964	64,991,289
Charles T. Munger	262,300,886	30,726,949	64,991,289
Jeffrey S. Raikes	283,009,272	10,018,563	64,991,289

Ratification of the Selection of Auditors:

For	Against	Abstain
351,816,445	5,702,835	499,844

Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
279,362,438	12,792,584	872,813	64,991,289

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on January 26, 2021.

COSTCO WHOLESALE CORPORATION

By:	/s/ John Sullivan
John Sullivan
Senior Vice President, General Counsel and Secretary